Contact:                      Caitlin Gursslin, Investor Relations, caitlin.gursslin@ni.com

National Instruments Reports Record Annual Revenue for 2013
Company Continues Disciplined Expense Management and Improves Operating Margin in Q4

Q4 2013 Highlights

•	Fourth quarter revenue of $301 million, flat year-over-year
•	Continued revenue growth in LabVIEW, academic, CompactRIO and NI CompactDAQ products
•	Fully diluted GAAP EPS of $0.25 and fully diluted non-GAAP EPS of $0.31
•	EBITDA of $56 million or $0.44 per share
•	Cash balance increased by $49 million to $393 million
•	Dividend increased from $0.14 per share to $0.15 per share

AUSTIN, Texas – Jan. 30, 2014 – National Instruments (Nasdaq: NATI) today announced Q4 revenue of $301 million, flat year-over year. The company’s orders under $20,000 grew approximately 3 percent year-over-year; orders between $20,000 and $100,000 increased approximately 1 percent year-over-year; and orders above $100,000 decreased about 9 percent year-over-year. In Q4 2013, NI recognized $4 million in revenue from its largest customer, compared with approximately $16 million recognized in Q4 2012.

GAAP net income for Q4 was $32 million, with fully diluted earnings per share (EPS) of $0.25, and non-GAAP net income was $39 million, with non-GAAP fully diluted EPS of $0.31. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $56 million, or $0.44 per share for Q4.

In Q4, GAAP gross margin increased to 75 percent and non-GAAP gross margin was 76 percent, up 70 basis points from Q3 2013. Total GAAP operating expenses were down 4 percent sequentially and were down 6 percent year-over-year. Total non-GAAP operating expenses were down approximately 4 percent sequentially and were down 3 percent year-over-year.

GAAP operating margin was 13 percent in Q4, with GAAP operating income of $40 million, up 93 percent sequentially and up 42 percent year-over-year. Non-GAAP operating margin was 17 percent in Q4, with non-GAAP operating income of $51 million, up 56 percent sequentially and up 12 percent year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“In 2013, NI continued to advance our software-based approach for test and measurement and deliver our 35th year of growth despite weakness in the industry,” said Dr. James Truchard, NI president, CEO and co-founder. “I believe we have made the investments necessary to build on our highly differentiated platform and I am focused on developing our high-performance management team in our quest to reach our goal of $2 billion in annual revenue.”

Geographic revenue in U.S. dollar terms for Q4 2013 compared to Q4 2012 was up 6 percent in the Americas and up 14 percent in Europe. However, revenue declined 15 percent in East Asia because the majority of revenue from the company’s largest customer is recognized in this region, and revenue was down 20 percent year-over-year in Emerging Markets primarily from a significant decline in orders over $100,000. In local currency terms, revenue was up 11 percent in Europe, down 13 percent in East Asia and down 14 percent in Emerging Markets.

As of Dec. 31, NI had $393 million in cash and short-term investments, up $49 million from Sept. 30, 2013. The NI Board of Directors also approved an increase in the quarterly dividend to $0.15 per share on the company’s common stock payable on March 10 to stockholders of record on Feb. 18.

FY 2013 Highlights
•	Record revenue of $1.17 billion, up 3 percent year-over-year
•	Strong growth in RF and CompactRIO products
•	Fully diluted GAAP EPS of $0.64 and fully diluted non-GAAP EPS of $0.88
•
NI named to the Great Place to Work Institute’s 25 Best Multinational Companies to Work For list for the third consecutive year and its 100 Best Companies to Work For list for the 15th consecutive year

•	EBITDA of $164 million, or $1.31 per share
•	Dividend of $0.56 per share

Full-year 2013 revenue was $1.17 billion, up 3 percent year-over-year. GAAP net income for 2013 was $81 million, with fully diluted GAAP EPS of $0.64, and non-GAAP net income was $110 million, with fully diluted EPS of $0.88.

“We believe our ability to gain market share despite challenges in the test and measurement industry demonstrated the strength of our disruptive approach,” said Alex Davern, NI COO and CFO. “Our goals for 2014 are to continue to leverage the investments we have already made to drive sustained revenue growth and to continue to drive toward our long-term target of 18 percent non-GAAP operating margin.”

Guidance for Q1 2014

Though pleased to see the recent recovery in the Global PMI, NI continues to be conservative in planning for the first half of 2014 because it believes customers are being cautious about their capital spending. NI currently expects revenue for Q1 2014 to be between $272 million and $302 million. NI expects fully diluted EPS to be in the range of $0.09 to $0.21 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.15 to $0.27. The company’s non-GAAP tax rate in Q1 2013 was 10 percent as a result of the retroactive renewal of the R&D tax credit in January 2013. For 2014, the R&D tax credit has not yet been approved and as a result, NI expects its non-GAAP effective tax rate for Q1 2014 to be approximately 24 percent.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and 12-month periods ending Dec. 31, 2013 and 2012, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and 12-month periods ending Dec. 31, 2013 and 2012. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q4 2013 conference call today, Jan. 30, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code # 29987892, shortly after the call through Feb. 4 at 3:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding NI making the investments necessary to build on its highly differentiated platform; the company’s focus on developing its high-performance management team in its quest to reach its goal of $2 billion in annual revenue; the strength of the company’s disruptive approach; goals to continue to leverage investments it already made to drive sustained revenue growth; NI’s drive toward its long-term goal of 18 percent non-GAAP operating margin; the company being conservative in planning for the first half of 2014; customers being cautious in their capital spending; and NI’s Q1 guidance for revenue, GAAP and non-GAAP EPS, and non-GAAP tax rate. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, U.S. budgetary or debt issues, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization and the impact of any acquisitions by NI. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2012; its Form 10-Q for the quarter ended Sept. 30, 2013; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI, ni.com and NICompactDAQ are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	Dec. 31,	Dec. 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$230,263	$161,996
Short-term investments	163,149	173,166
Accounts receivable, net	180,680	187,060
Inventories, net	172,109	169,990
Prepaid expenses and other current assets	49,001	48,009
Deferred income taxes, net	33,393	27,479
Total current assets	828,595	767,700

Property and equipment, net	260,568	249,721
Goodwill	146,520	147,258
Intangible assets, net	82,310	93,913
Other long-term assets	25,558	26,177
Total assets	$1,343,551	$1,284,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,614	$65,080
Accrued compensation	25,189	29,978
Deferred revenue – current	96,117	90,714
Accrued expenses and other liabilities	17,627	34,373
Other taxes payable	29,808	24,811
Total current liabilities	225,355	244,956

Deferred income taxes	44,620	47,630
Liability for uncertain tax positions	23,572	20,920
Deferred revenue – long-term	21,389	20,446
Other long-term liabilities	5,531	11,689
Total liabilities	$320,467	$345,641

Stockholders’ equity:
Preferred stock	-	-
Common stock	1,257	1,229
Additional paid-in capital	604,330	532,845
Retained earnings	414,947	404,210
Accumulated other comprehensive income	2,550	844
Total stockholders’ equity	$1,023,084	$939,128
Total liabilities and stockholders’ equity	$1,343,551	$1,284,769

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended			12 Months Ended
	Dec. 31,			Dec. 31,
	2013		2012	2013		2012
	(unaudited)			(unaudited)
Net sales:
Product	$280,523		$278,641	$1,091,186		$1,054,849
Software maintenance	20,283		21,685	81,372		87,494
GSA accrual	-		-	-		1,349
Total net sales	300,806		300,326	1,172,558		1,143,692

Cost of sales:
Product	74,900		73,465	299,854		274,839
Software maintenance	1,082		1,116	5,389		5,435
Total cost of sales	75,982		74,581	305,243		280,274

Gross profit	224,824		225,745	867,315		863,418

Operating expenses:
Sales and marketing	109,916		111,447	447,800		431,468
Research and development	54,276		58,066	234,796		222,994
General and administrative	21,055		21,649	87,418		85,239
Acquisition-related adjustment	-		6,783	(1,316)		6,783
Total operating expenses	185,247		197,945	768,698		746,484

Operating income	39,577		27,800	98,617		116,934

Other income (expense):
Interest income	184		221	679		716
Net foreign exchange loss	(521)		(107)	(2,578)		(2,246)
Other income (expense), net	(278)		77	450		(567)

Income before income taxes	38,962		27,991	97,168		114,837

Provision for income taxes	7,234		7,278	16,655		24,700

Net income	$31,728		$20,713	$80,513		$90,137

Basic earnings per share	$0.25		$0.17	$0.65		$0.74
Diluted earnings per share	$0.25		$0.17	$0.64		$0.73

Weighted average shares outstanding –
Basic	125,489		122,754	124,558		121,973
Diluted	126,217		123,375	125,571		122,977

Dividends declared per share	$0.14	$	$ 0.14	$0.56	$	$ 0.56

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	12 months ended
	Dec. 31,
	2013	2012
	(unaudited)
Cash flow from operating activities:
Net income	$80,513	$90,137
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	67,974	58,686
Stock-based compensation	28,992	27,796
Tax (benefit) expense from deferred income taxes	(4,353)	1,853
Tax benefit from stock option plans	(2,407)	(2,198)
Changes in operating assets and liabilities:
Accounts receivable	6,820	(26,007)
Inventories	(1,563)	(36,154)
Prepaid expenses and other assets	(1,767)	(7,037)
Accounts payable	(8,604)	23,419
Deferred revenue	6,346	21,050
Taxes and other liabilities	(2,427)	(19,029)
Net cash provided by operating activities	169,524	132,516

Cash flow from investing activities:
Capital expenditures	(47,796)	(89,073)
Capitalization of internally developed software	(14,883)	(11,721)
Additions to other intangibles	(5,182)	(1,890)
Acquisitions, net of cash received	-	(25,481)
Purchases of short-term investments	(70,354)	(188,098)
Sales and maturities of short-term investments	80,371	238,436
Net cash used by investing activities	(57,844)	(77,827)

Cash flow from financing activities:
Proceeds from issuance of common stock	39,319	30,902
Deferred acquisition payments	(15,318)	-
Dividends paid	(69,821)	(68,401)
Tax benefit from stock option plans	2,407	2,198
Net cash used by financing activities	(43,413)	(35,301)

Net change in cash and cash equivalents	68,267	19,388
Cash and cash equivalents at beginning of period	161,996	142,608
Cash and cash equivalents at end of period	$230,263	$161,996

National Instruments
Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(in thousands)
(unaudited)

	Three Months Ended		12 Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012
Revenue
Acquisition-related deferred revenue	$-	$-	$-	$2,156
GSA accrual	-	-	-	(1,349)
Provision for income taxes	-	-	-	(282)
Total	$-	$-	$-	$525

Stock-Based Compensation
Cost of sales	$439	$430	$1,658	$1,719
Sales and marketing	2,882	3,033	11,789	11,612
Research and development	2,728	2,919	11,864	10,909
General and administrative	890	908	3,624	3,556
Provision for income taxes	(3,216)	(2,193)	(9,801)	(7,579)
Total	$3,723	$5,097	$19,134	$20,217

Amortization of Acquisition Intangibles
Cost of sales	$2,673	$2,165	$10,718	$8,926
Sales and marketing	482	476	1,988	1,819
Research and development	405	217	2,043	217
Other income, net	185	194	751	765
Provision for income taxes	(1,231)	(964)	(5,081)	(3,717)
Total	2,514	$2,088	$10,419	$8,010

Acquisition-Related Adjustment and Transaction Costs
Cost of sales	$21	$(56)	$28	$(24)
Sales and marketing	189	177	595	606
Research and development	410	165	1,101	360
General and administrative	80	355	326	393
Acquisition-related adjustment	-	6,783	(1,316)	6,783
Provision for income taxes	(133)	(105)	(545)	(348)
Total	$567	$7,319	$189	$7,770

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		12 Months Ended
	Dec. 31,		Dec. 31,

	2013	2012	2013	2012
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$300,806	$300,326	$1,172,558	$1,143,692
Acquisition-related deferred revenue	-	-	-	2,156
GSA accrual	-	-	-	(1,349)
Non-GAAP net sales	$300,806	$300,326	$1,172,558	$1,144,499

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$224,824	$225,745	$867,315	$863,418
Acquisition-related deferred revenue	-	-	-	807
Stock-based compensation	439	430	1,658	1,719
Amortization of acquisition intangibles	2,673	2,165	10,718	8,926
Acquisition-related transaction costs	21	(56)	28	(24)
Non-GAAP gross profit	$227,957	$228,284	$879,719	$874,846
Non-GAAP gross margin	76%	76%	75%	76%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$185,247	$197,945	$768,698	$746,484
Stock-based compensation	(6,500)	(6,860)	(27,277)	(26,077)
Amortization of acquisition intangibles	(887)	(693)	(4,031)	(2,036)
Acquisition-related adjustment	-	(6,783)	1,316	(6,783)
Acquisition-related transaction costs	(679)	(697)	(2,022)	(1,359)
Non-GAAP operating expenses	$177,181	$182,912	$736,684	$710,229

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$39,577	$27,800	$98,617	$116,934
Acquisition-related deferred revenue	-	-	-	807
Stock-based compensation	6,939	7,290	28,935	27,796
Amortization of acquisition intangibles	3,560	2,858	14,749	10,962
Acquisition-related adjustment	-	6,783	(1,316)	6,783
Acquisition-related transaction costs	700	641	2,050	1,335
Non-GAAP operating income	$50,776	$45,372	$143,035	$164,617
Non-GAAP operating margin	17%	15%	12%	14%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$38,962	$27,991	$97,168	$114,837
Acquisition-related deferred revenue	-	-	-	807
Stock-based compensation	6,939	7,290	28,935	27,796
Amortization of acquisition intangibles	3,745	3,052	15,500	11,727
Acquisition-related adjustment	-	6,783	(1,316)	6,783
Acquisition-related transaction costs	700	641	2,050	1,335
Non-GAAP income before income taxes	$50,346	$45,757	$142,337	$163,285

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for income taxes, as reported	$7,234	$7,278	$16,655	$24,700
Acquisition-related deferred revenue	-	-	-	282
Stock-based compensation	3,216	2,193	9,801	7,579
Amortization of acquisition intangibles	1,231	964	5,081	3,717
Acquisition-related adjustment and transaction costs	133	105	545	348
Non-GAAP provision for income taxes	$11,814	$10,540	$32,082	$36,626

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		12 Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012

Net income, as reported	$31,728	$20,713	$80,513	$90,137
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue, net of tax effect	-	-	-	525
Stock-based compensation, net of tax effect	3,723	5,097	19,134	20,217
Amortization of acquisition intangibles, net of tax effect	2,514	2,088	10,419	8,010
Acquisition-related adjustment	-	6,783	(1,316)	6,783
Acquisition-related transaction costs, net of tax effect	567	536	1,505	987
Non-GAAP net income	$38,532	$35,217	$110,255	$126,659

Basic EPS, as reported	$0.25	$0.17	$0.65	$0.74
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue, net of tax effect	$-	$-	$-	$-
Impact of stock-based compensation, net of tax effect	0.03	0.04	0.16	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.07
Acquisition-related adjustment	-	0.06	(0.01)	0.06
Impact of acquisition-related transaction costs, net of tax effect	0.01	-	0.01	0.01
Non-GAAP basic EPS	$0.31	$0.29	$0.89	$1.04

Diluted EPS, as reported	$0.25	$0.17	$0.64	$0.73
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of acquisition-related deferred revenue, net of tax effect	$-	$-	$-	$-
Impact of stock-based compensation, net of tax effect	0.03	0.04	0.16	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.07
Acquisition-related adjustment	-	0.06	(0.01)	0.06
Impact of acquisition-related transaction costs, net of tax effect	0.01	-	0.01	0.01
Non-GAAP diluted EPS	$0.31	$0.29	$0.88	$1.03

Weighted average shares outstanding –
Basic	125,489	122,754	124,558	121,973
Diluted	126,217	123,375	125,571	122,977

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		12 Months Ended
	Dec. 31,		Dec. 31,
	2013	2012	2013	2012
Net income, as reported	$31,728	$20,713	$80,513	$90,137
Adjustments to reconcile net income to EBITDA:
Interest income	(184)	(221)	(679)	(716)
Tax expense	7,234	7,278	16,655	24,700
Depreciation and amortization	17,077	17,657	67,974	58,686
EBITDA	$55,855	$45,427	$164,463	$172,807

Diluted EPS, as reported	$0.25	$0.17	$0.64	$0.73
Adjustment to reconcile diluted EPS to EBITDA
Interest income	-	-	-	-
Taxes	0.05	0.06	0.13	0.20
Depreciation and amortization	0.14	0.14	0.54	0.48
EBITDA diluted EPS	$0.44	$0.37	$1.31	$1.41

Weighted average shares outstanding – diluted	126,217	123,375	125,571	122,977

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

Three Months Ended
March 31, 2014

	Low	High
GAAP fully diluted EPS, guidance	$0.09	$0.21
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.15	$0.27